Exhibit 10.10

PROXY AGREEMENT

This Proxy Agreement (the "Agreement") is entered into on this 27th day of March, 2009 by and among Suzhou EZTripMart Business Services Co., Ltd., a wholly foreign-owned enterprise established in the People's Republic of China ("China" or "PRC") with its registered office at Suite 201, 1 Venture House, Modern Industrial Square Phase II, 333 Xing Pu Road, Suzhou Industrial Park, Suzhou, China ("EZT"); Shanghai EZTripMart Travel Agency Co., Ltd., a limited liability company incorporated in China  with its registered office at 13/F, Taicang Road, Shanghai, China (the "Company"); and Shanghai Junli Air Service Co., Ltd., a limited liability company incorporated in China with its registered office at Suite 503, 394-8 Yan'an Road West, Shanghai, China and the sole shareholder of the Company ("Junli"). (Each of EZT, the Company and Junli is herein referred to as a "Party" and collective as the "Parties").

Recitals:

WHEREAS:

A.

Junli owns 100% equity interest in the Company (the "Interests").

B.

Junli intends to appoint an individual designated by EZT to act as its proxy to exercise the Proxy Rights (as defined below) in respect of the Interests, and EZT is willing to designate an individual to act as such proxy.

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Definitions.  In this Agreement:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly owns a Controlling interest in, or exercises Control over, such Person, or in or over which such Person directly or indirectly owns a Controlling interest or exercises Control, or that is otherwise directly or indirectly under common ownership or Control with such Person.

"Agreement" has the meaning given to such term in the preamble.

"Board" means the board of directors of the Company.

"Business Day" means any day when commercial banks are generally open for business in Shanghai, China.

"CIETAC" has the meaning given to such term in Section 15(b).

"Company" has the meaning given to such term in the preamble.

"Control" means having the power to direct or appoint the management of a company and "Controlled" or "Controlling" shall have correlative meanings.

"Director" means a director of the Board.

"Dispute" has the meaning given to such term in Section 15.

"Dispute Notice" has the meaning given to such term in Section 15(a).

"EZT" has the meaning given to such term in the preamble.

"Governmental Authority" means any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of the assets or properties of any of the Parties.

"Interests" has the meaning given to such term in the Recitals.

"Junli" has the meaning given to such term in the preamble.

"Party" or "Parties" has the meaning given to such term in the preamble.

"Person" means an individual, corporation, joint venture, partnership, enterprise, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity.

"Proxy" has the meaning given to such term in Section 2(a).

"Proxy Rights" has the meaning given to such term in Section 2(a).

"PRC" or "China" has the meaning given to such term in the preamble. For the purpose of this Agreement, it shall not include the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC and Taiwan.

"Term" has the meaning given to such term in Section 7.

2.

Proxy.

(a)

Junli hereby appoints, for the Term of this Agreement, any individual from time to time designated by EZT as Junli's true and lawful agent, attorney and proxy (the "Proxy"), for and in Junli's name, place and stead, to propose, convene, attend, and vote the Interests in the Company (including, without limitation, to elect Directors to the Board) as Junli's proxy at, every meeting of the shareholder of the Company (whether regular or interim) or any adjournment thereof or in connection with any written consent of the Company's shareholder, pursuant to, and in accordance with, applicable law and the Articles of Association of the Company (including any amendments or supplements thereto) (hereinafter the "Proxy Rights").

(b)

Junli further agrees to take such further action and execute and deliver, and cause to be executed and delivered, such other instruments as may be necessary to effectuate the intent of this Agreement, including, without limitation, proxies and other documents authorizing the Proxy to exercise the Proxy Rights.  Without limiting the generality of the foregoing, Junli will use all commercially reasonable efforts to deliver to the Proxy a duly executed proxy substantially in the form of Exhibit A hereto no later than 5 Business Days of the date hereof and at such time as EZT shall reasonably request.

(c)

Junli hereby undertakes that the proxy granted in paragraph (a) to be, and it shall be, irrevocable (except pursuant to paragraph (d) hereof), and hereby revoke any and all proxies that may have been previously granted by Junli with respect to its Interests and that during the Term hereof, it shall not enter into any agreement or understanding with any Person or take any action which will permit, in any manner, any Person to vote the Interests or otherwise exercise any Proxy Right in a manner inconsistent with this Section 2.

(d)

The Parties agree that the Proxy must be a PRC citizen.  Junli shall not remove an incumbent Proxy unless and until requested by EZT in writing, in which event Junli shall immediately revoke and withdraw its appointment of such Proxy forthwith and appoint another individual designated by EZT as a new Proxy in accordance with paragraph (b) above.

(e)

EZT shall cause the Proxy to fully exercise the Proxy Rights and discharge all related obligations lawfully and diligently and act in good faith and in the best interest of the Company.  EZT shall cause the Proxy to inform Junli in a timely manner of any adopted shareholders' resolutions after such resolution is adopted.  Junli shall acknowledge and accept and abide by any and all acts and decisions of the Proxy undertaken or made in connection with his or her exercise of the Proxy Rights and shall assume any and all liabilities arising therefrom without recourse against the Proxy or EZT, it being acknowledged and confirmed by Junli that the Proxy shall not be required to consult with Junli before exercising his or her Proxy Rights unless otherwise required by applicable PRC law.

(f)

For the avoidance of doubt, notwithstanding the provisions in this Section 2 above, no provision of this Agreement shall be interpreted to deem the Proxy a shareholder of the Company or to confer upon the Proxy any right of dividends or other distributions of the Company.

3.

Right to Information.  Solely for the purpose of exercising the Proxy Rights in accordance herewith, the Proxy shall be entitled to have access to and make abstracts from the Company's corporate records (including, but not limited to, its register of shareholders, directors, all directors' and shareholders' resolutions and minutes and all statutory filings made with and communication to and from the Governmental Authorities) and information relating to the Company's business, operations, properties and financial conditions.  The Company shall fully cooperate with the Proxy in this regard.

4.

Election of Director.  Notwithstanding anything herein to the contrary, the Proxy shall be entitled to elect a majority of the Directors only to the Board based on the number of Directors set forth in the Company's Articles of Association effective at the time of the election.  In furtherance of the foregoing, Junli hereby agrees to execute, affix corporate seal on and deliver any and all documents and letters of appointment to effectuate the election of the Director(s) by the Proxy; and EZT shall cause the Proxy to timely notify Junli of the Director(s) elected by him or her in a written notice substantially in the form of Exhibit B hereto.  In the event of death, resignation, incapacity or removal of a Director elected by the Proxy, the vacancy resulting therefrom shall be filled by an individual elected by the Proxy.  The Proxy may at any time remove for any reason any or all of the Directors elected by him or her from the Board and elect another individual or individuals to serve the remainder of the office term of the removed Director(s).

5.

Implementation of Proxy's Decisions and Actions.

(a)

Junli hereby undertakes that it shall always make itself available in a timely manner to enable the implementation of any resolution, decision and action that may be made or taken by the Proxy in exercising the Proxy Rights, including, without limitation, prompt execution, at the request of the Proxy, any and all shareholders' resolutions, decisions, letters of appointment and other documents in connection with the Proxy's exercise of the Proxy Rights, and file such documents with any relevant Governmental Authorities as may be necessary or appropriate to effectuate such resolutions, decisions and actions of the Proxy, all in a timely manner without undue delay.

(b)

If at any time within the Term, the exercise of any of the Proxy Rights by the Proxy hereunder becomes impracticable for any reason (except as a result of any intentional misconduct or gross negligence by Junli or the Company, which default shall constitute a material breach of this Agreement for which Junli and the Company shall be held jointly and severally liable), the Parties shall take immediate action to seek remedial measures, including entering into a supplemental agreement or amendment agreement, so as to ensure the fulfillment of the purposes of this Agreement.

6.

Representations and Warranties; Covenants.

(a)

Each Party hereby represents, warrants and undertakes to the other Parties that:

(i)

It is a limited liability company duly organized and validly existing under PRC laws and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business currently conducted or proposed to be conducted by it or its ownership of property makes such qualification necessary.

(ii)

It has all requisite corporate and other power and authority to execute, deliver, and perform all of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

(iii)

It has all licenses, certificates, permits, authorizations, concessions, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities necessary to engage in the business conducted by it.

(iv)

This Agreement has been duly and validly authorized, executed and delivered by it and will constitute its valid and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and by general equity principles (regardless of whether considered in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; and (2) concepts of materiality, reasonableness, good faith and fair dealing.

(b)

Junli hereby further represents, warrants and undertakes to the other Parties that it is the registered legal owner of the Interests, and there is no lien, pledge, claim, other encumbrances or third party restrictions on the Interests except for the rights created by this Agreement, the Equity Pledge Agreement and the Option Agreement among the Parties.  No consent or approval (governmental or otherwise) is required for its appointment of the Proxy, its grant of the Proxy Rights and the Proxy's exercise of the Proxy Rights in accordance with the terms hereof.

(c)

Junli hereby covenants that it shall not sell or transfer any part of the Interests without the prior unanimous written consent of the Board and that any transfer of the Interests by Junli, if permitted, shall be of all, and not less than all, of its Interests to an Affiliate of Junli, provided that (i) Junli shall take all necessary actions to ensure compliance with the terms of this Agreement by any Affiliate that becomes a permitted transferee of the Interests and (ii) it shall be a condition precedent to any such transfer that the Affiliate enters into an agreement, reasonably satisfactory to EZT, whereby the Affiliate agrees to be bound by this Agreement as if it were Junli and (iii) if such Affiliate ceases to be an Affiliate of Junli, then Junli shall procure that such Affiliate shall have transferred all its Interests in the Company back to Junli or to another Affiliate of Junli prior to the date of such cessation.

7.

Term.  This Agreement becomes effective on the date on which it is duly executed by all the Parties and shall continue to be in full force and effect until the earlier of (i) the mutual agreement among the Parties to terminate this Agreement, and (ii) the expiration of the term of the Company (the "Term").

8.

Indemnification.  Each Party shall indemnify, defend and hold the other Party or Parties, as the case maybe, harmless from and against any loss, claim, damage, or liability (including legal and accounting fees and expenses) suffered or incurred by the other Party or Parties arising out of or resulting from such Party's breach of any representation or warranty under this Agreement or such Party's breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation under this Agreement.  Junli and the Company shall indemnify the Proxy against all claims and liabilities incurred by reason of his or her being a proxy of Junli, provided that the Proxy's acts or omissions giving rise to such claim or liability does not constitute intentional misconduct, gross negligence or criminal offense.

9.

Notices.  Notices or other communications required to be given by any Party to another pursuant to this Agreement shall be in writing and delivered or sent by personal delivery, by facsimile, by registered mail or by internationally recognized courier, fees prepaid, to the fax number or address of the relevant Party set forth below or to such other address or fax number as may from time to time be designated by such Party to the other Parties.

If to EZT:

Address:

20/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Mr. Eric Chui

Fax:    86-21 6336-7084

If to the Company:

Address:

15/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Ms. Coco Hu

Fax:

86-21 6336-2955

If to Junli:

Address:

394-8 Yan'an Road West

Jing An District

Shanghai 200040, China

Attn:

Mr. Deng Ying

Fax:

86-21 6270-3706

Any such notice or communication shall be deemed to have been given if by personal delivery, upon receipt by the addressee; if by facsimile transmission, upon confirmation that the communication was successfully sent to the applicable number; if by registered mail, 7 Business Days after post; if by courier, 3 Business Days after delivery to such courier.

10.

Severability.  In the event any one or more of the provisions contained in this Agreement should be held under any law or regulation to be invalid, illegal or unenforceable in any respect, such provisions shall be severable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The Parties shall engage in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.

Waiver and Amendment.  No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless set forth in writing and duly signed by the Party or Parties against whom enforcement of such amendment, modification or waiver is sought.  No delay or failure on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, be construed as a waiver of any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

12.

Governing Laws; Successors and Assigns.  This Agreement shall be governed by and construed in accordance with the laws of the PRC, and shall inure to the benefit of the heirs, personal representatives, executors, administrators and permitted successors and assigns of the Parties.  The Company and Junli shall not assign any of their rights and/or obligations hereunder to any third parties without prior written consent from EZT. Without limiting the generality of the foregoing, all covenants and agreements of Junli shall bind any and all permitted transferees of the Interests in the Company.  Subject to the PRC laws, EZT shall, after notifying the Company and Junli, be entitled to transfer any of its rights and/or obligations hereunder to any third parties designated by it.

13.

Captions.  The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

14.

Counterparts.  This Agreement may be executed (including by means of facsimile) in various counterparts that together shall constitute one and the same instrument.

15.

Dispute Resolution.  This Agreement shall be governed by procedures other than litigation for settling all claims and disputes (a "Dispute") under the method set forth in this Section 15.

(a)  If any Dispute arises out of or in connection with this Agreement or the performance, breach, termination or invalidity thereof, any Party shall be entitled to serve a notice of Dispute (a "Dispute Notice") upon the other Parties. The Parties agree, following service of a Dispute Notice, to use their reasonable endeavors to negotiate in food faith to settle such Dispute.

(b)  If the Parties have not settled any such Dispute within 21 days of service of a Dispute Notice then the Dispute shall be settled by arbitration before China International Economic and Trade Arbitration Centre ("CIETAC") in accordance with the Rules of Arbitration of CIETAC in force at the date of commencement of the arbitration.

(c)  In any arbitration pursuant to Section 15(b):

    (i)

the place of arbitration shall be Shanghai, China;

    (ii)

the language to be used in the arbitral proceedings shall be both English and Chinese languages;

    (iii)

the appointing authority shall be CIETAC; and

    (iv)

3 arbitrators shall be appointed to form an arbitration tribunal to resolve a dispute, one each by the claimant and the respondent, and one (the chairman of the arbitration tribunal) by the chairman of the appointing authority; where there are multiple parties (whether as claimant and/or as respondent), the multiple claimants shall jointly appoint 1 arbitrator and/or the multiple respondents shall jointly appoint 1 arbitrator.

(d)  When 3 arbitrators have been appointed in any arbitration pursuant to Section 15(c), the award shall be given by a majority decision. If there is no majority, the award shall be made by the chairman of the arbitral tribunal alone.

(e)  Any award given by an arbitral tribunal appointed pursuant to Section 15(c) shall be final and binding. By agreeing to arbitration, the Parties waive irrevocably their right to any form of appeal, review or recourse to any court or other judicial authority.  The losing Party shall be responsible for the fees of CIETAC, the fees of the arbitrators, fees and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award, including reasonable attorneys' fees and expenses.

16.

Undertaking.  Each of the Company and Junli acknowledges that it fully understands all of the terms and conditions of this Agreement and hereby undertakes that it shall always act in good faith and, notwithstanding anything herein to the contrary, it shall not challenge, or permit any challenge against, or otherwise do anything to cast any doubt on the validity, effectiveness or enforceability of any of the terms of this Agreement, the failure of which shall constitute a material breach of this Agreement by Junli and the Company who shall be jointly and severally liable for such breach and all of the losses, damages, claims, actions, charges, penalties, fines, fees and expenses (including reasonable attorneys' fees and expenses) that may be suffered or incurred by EZT in connection therewith.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EZT:		Company:

SUZHOU EZTRIPMART BUSINESS SERVICES CO., LTD.		SHANGHAI EZTRIPMART TRAVEL AGENCY CO., LTD.

By:	/s/ Shu Keung Chui	By:	/s/ Deng Ying
Name:	Shu Keung Chui	Name:	Deng Ying
	Legal Representative		Legal Representative
	(Company Seal)		(Company Seal)

Junli:

SHANGHAI JUNLI AIR SERVICE CO., LTD.

		By:	/s/ Deng Ying
		Name:	Deng Ying
Legal Representative
(Company Seal)

1

Exhibit A

PROXY

The undersigned holder of all of the equity interests in Shanghai EZTripMart Travel Agency Co., Ltd., a limited liability company established in the People's Republic of China (the "Company"), hereby appoints ___________________ as proxy (the "Proxy"), with full power of substitution, for and in the name of the undersigned at all annual and interim meetings of the shareholders of the Company, and at any and all postponements or adjournments thereof, to vote all equity interests in the Company in accordance with the Proxy Agreements among the Company, Suzhou EZTripMart Business Services Co., Ltd. ("EZT") and Shanghai Junli Air Service Co., Ltd., as if the undersigned were present and voting such equity interests. The undersigned hereby affirms that this Proxy is irrevocable unless requested by EZT, and ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof.

Executed this __ day of ____________, 2009.

SHANGHAI JUNLI AIR SERVICE CO., LTD.

By:

      Name:

      Title:

      (Company Seal)

2

Exhibit B

 NOTICE OF ELECTION OF DIRECTORS

________________, 2009

To:  Shanghai Junli Air Service Co., Ltd.

This serves as a notice required under Section 4 of the Proxy Agreement, dated March __, 2009 (the "Proxy Agreement"), by and among Suzhou EZTripMart Business Services Co., Ltd. ("EZT"), Shanghai EZTripMart Travel Agency Co., Ltd. (the "Company"), and Shanghai Junli Air Service Co., Ltd.  In accordance with the terms of the Proxy Agreement, the following named individuals have been duly elected Directors of the Company:

Capitalized terms used in this Notice of Election of Directors and not otherwise defined shall have the respective meanings set forth in the Proxy Agreement.

[Insert name of Proxy]

By:

3